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                                Exhibit (m)(32)

                        Agreement dated August 28, 2000
                                    Between
                          Salomon Smith Barney, Inc.
                                      And
                        The One Group Services Company


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                           SALOMON SMITH BARNEY INC.

                         MUTUAL FUND DEALER AGREEMENT

                        To the Undersigned Distributor:


Ladies and Gentlemen:

We understand that you are principal distributor of shares ("Shares") of certain mutual funds ("Funds") registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"). You desire that Salomon Smith Barney Inc. ("Salomon Smith Barney") act as a dealer with respect to the sale of Shares to its customers. In consideration of the mutual covenants stated below, you and Salomon Smith Barney agree as follows:

1 .  Purchase of Shares at Public Offering Price. Salomon Smith Barney will use
     -------------------------------------------
     such efforts to sell Shares as it in its sole discretion determines, and will not be required to sell any specified or minimum number of Shares of any Fund. Sales of Shares through Salomon Smith Barney will be at the public offering price of such Shares (the net asset value of the Shares plus any applicable sales charge), as determined in accordance with the then effective prospectus(es) and statement(s) of additional information used in connection with the offer and sale of the Shares (collectively, the "Prospectus"). The public offering price will reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Salomon Smith Barney agrees to apply any scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus.

2.   Rights of Accumulation and Letters of Intent. With respect to Funds sold
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     with an initial sales charge, Salomon Smith Barney's customers will be entitled to reduced sales charges on purchases made under any letter of intent or night of accumulation described in the Prospectus. In such case, the concession from the public offering price retained by Salomon Smith Barney will be based upon such reduced sales charge; however, if a Salomon Smith Barney customer falls to fulfill a letter of intent, thereafter you will pay Salomon Smith Barney the amount required to reflect the appropriate concession based oil the actual purchases made by the customer. When placing wire trades, Salomon Smith Barney agrees to advise you of any letter of intent executed by its Customer or any available right of accumulation.

3.   Exchanges and Redemptions. Exchanges of Shares between Funds and
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     redemptions of Shares by a Fund or repurchases of Shares by you will be effected in the manner and upon the terms described in the Prospectus. Exchanges will be subject to such


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     restrictions and charges as are provided for in the Prospectus. Redemptions and repurchases will be subject to any applicable contingent deferred sales charge, redemption fees or other charges as are provided for in the Prospectus. Any order placed by Salomon Smith Barney for the repurchase or redemption of Shares is subject to the timely receipt by you or the pertinent Fund's transfer agent of all required documents in good order.

4.   Handling and Receipt of Orders. The handling and settlement of purchase,
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     exchange and redemption orders will be subject to the provisions of the
     Prospectus and such further procedures you and Salomon Smith Barney determine to be appropriate from time-to-time, consistent with this Agreement. Orders which Salomon Smith Barney receives prior to the close of business as defined in the prospectus and placed with you within the time frame set forth in or consistent with the Prospectus shall be executed at the public offering price next computed after they are received by Salomon Smith Barney. You will provide such assistance to Salomon Smith Barney in processing orders as Salomon Smith Barney reasonably requests. With each order, Salomon Smith Barney will notify you of the state of residence of the customer to whom the order pertains. Salomon Smith Barney will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders it transmits to you by wire or telephone. All orders shall be subject to your confirmation.

5.   Shareholder Servicing. If You and Salomon Smith Barney agree, oil an
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     ongoing basis Salomon Smith Barney will provide shareholder servicing to its customers who maintain investments in Shares. In so doing, Salomon Smith Barney and its employees and representatives may provide the following services, among others: answer customer inquiries regarding the Funds and customer investments therein; assist customers in changing dividend options; answer questions about special investment and withdrawal plans, and assist customers in enrolling in such plans; distribute reports and materials relating to the Funds to customers; assist in the establishment and maintenance of accurate customer accounts and records, including assisting in processing changes in addresses and other customer information; and assist in processing purchase, exchange and redemption orders.

6.  Compensation and Expenses.
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     A. With respect to Shares which are sold with an initial sales charge,
     Salomon Smith Barney will retain such concessions from the public offering price as are specified in the Prospectus. With respect to Shares which are not sold with an initial sales charge, you will pay commissions to Salomon Smith Barney at such rates as you and Salomon Smith Barney may determine from time-to-time, consistent with this Agreement. Consistent with the Prospectus and applicable law and regulation, from time-to-time you and Salomon Smith Barney may determine that Salomon Smith Barney will retain the full amount of initial sales charges and/or that you will pay Salomon Smith Barney additional compensation in connection with Salomon Smith Barney's sales of shares.


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     B. If Salomon Smith Barney provides shareholder services pursuant to
     Paragraph 5 of this Agreement, you will pay Salomon Smith Barney ongoing service fees at such rates as you and Salomon Smith Barney may determine from time-to-time. Such payments shall be consistent with applicable law and regulation and this Agreement. Your obligation to make payments to Salomon Smith Barney under this Subparagraph 6B shall survive any termination of this Agreement, and shall continue so long as Salomon Smith Barney provides shareholder services described in Paragraph 5 of this Agreement to its customers who hold Shares.

     C. You will pay Salomon Smith Barney ongoing trail commission compensation with respect to holdings by Salomon Smith Barney of Shares of Fluids with respect to which you pay such compensation generally to dealers, at such rates as you and Salomon Smith Barney may determine from time-to-time. Payments under this Subparagraph 6C may be in addition to the payment of service fees as described in Subparagraph 6B of this Agreement, and are subject to applicable law and regulation and this Agreement. Your obligation to make payments to Salomon Smith Barney under this Subparagraph 6C shall survive any long as Salomon Smith Barney's term nation of this Agreement, and shall continue so customers maintain their investments in Shares.

     D. With respect to expenses not specifically addressed elsewhere in this Agreement, each party hereto will be responsible for the expenses it Incurs in acting hereunder. Consistent with the Prospectus and applicable law and regulation, from time-to-time you and Salomon Smith Barney may determine that you will pay or reimburse Salomon Smith Barney for expenses it incurs in connection with selling Shares.

7.   NASD Regulation. Each .party to this Agreement represents that it is a
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     member of the National Association of Securities Dealers, Inc. ("NASD") and
     each party agrees to notify the other should it cease to be such a member. With respect to the sale of Shares hereunder, you and Salomon Smith Barney agree to abide by the Conduct Rules of the NASD, including but not limited to the following:

     A. Salomon Smith Barney shall not withhold placing customers orders for Shares so as to profit itself as a result of such withholding. Salomon Smith Barney shall not purchase any Shares from you other than for its own investment or to cover purchase orders already received by it from its customers.

     B. If any Shares purchased by Salomon Smith Barney are repurchased by the Fund which issued such Shares or by you for the account of that Fund, or are tendered. for redemption, within seven (7) business days after confirmation by you of the original purchase order for such Shares, no compensation as set forth in Paragraph 6 above will be payable to Salomon Smith Barney with respect to such Shares. and Salomon Smith Barney will refund to you the full amount of any such compensation paid or allowed to it on the original sale. You agree to notify Salomon Smith Barney in writing of any such repurchase or redemption within tell (10) business days of the (late oil which the redemption is requested or Share certificates are tendered to you, the pertinent Fund or its transfer agent. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this subparagraph.


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     C. Neither party to this Agreement will, as principal, purchase any Shares from a customer at a price lower than the net asset value next determined by or for the Fund that issued such Shares. Nothing in this subparagraph shall prevent Salomon Smith Barney from selling Shares for a customer to you or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund (less any applicable contingent deferred sales charge or other charges) and charging a fair commission or service fee for handling the transaction.

8.   Suspension of Withdrawal of Offering. You reserve the right to suspend
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     sales of Shares of any Fund or withdraw any offering of Shares entirely.

9.   Provision of Materials. At your expense, you will furnish Salomon Smith
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     Barney with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fluid shareholders and marketing and other materials you have prepared relating to the Funds in such quantities as Salomon Smith Barney reasonably requests.

10.  Representations by Salomon Smith Barney Concerning the Funds. Salomon Smith
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     Barney and its agents and employees are not authorized to make any representations concerning the Funds or their Shares except those contained in or consistent with the Prospectus and such other written materials you provide relating to the Funds or other statements or representations, written or oral, which you furnish or make to Salomon Smith Barney about the Funds.

11.  Prospectus Delivery.  Salomon Smith Barney will provide each of its
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     customers purchasing Shares with the pertinent prospectus(es) prior to or at the time of purchase. Salomon Smith Barney will provide any customer who so requests with the pertinent statement(s) of additional information.

12.  Liability and Indemnification
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     A. You agree to be liable for, to hold Salomon Smith Barney, its officers, directors and employees harmless from and to Indemnify each of them for any losses and costs arising from: (i) any of your actions, and the actions of your employees and affiliates, relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds you or your affiliates provide to Salomon Smith Barney or any other statements or representations, written or oral, concerning the Funds that you, your employees and your affiliates make to Salomon Smith Barney; (ii) any material misstatement in or omission of a material fact from a Fund's current prospectus or statement of additional information; (Iii) any failure of any Fund or its Shares to be properly registered and available for sale under any applicable federal law and regulation; and (iv) any of your actions, or the actions of your affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. You shall not be liable for any consequential damages.


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     B. Salomon Smith Barney agrees to be liable for, to hold you, your officers, directors and employees harmless from and to indemnify them from any losses and costs arising from: (i) any statements or representations that Salomon Smith Barney or its employees make concerning the Funds that are inconsistent with either the pertinent Funds' current prospectus and statement of additional information or any other material you have provided or any other statements or representations, written or oral, you have made to Salomon Smith Barney relating to the Funds; and (ii any of Salomon Smith Barney's actions relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. Salomon Smith Barney shall not be liable for any consequential damages.

     C. The provisions of this Paragraph 12 shall survive the termination of this Agreement.

13.  Arbitration. If a dispute arises between you and Salomon Smith Barney with
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     respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure ("NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

14.  Miscellaneous. This Agreement shall be governed by the laws of New York
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     State. This Agreement may be amended only upon the written agreement of both parties hereto, and will1 terminate automatically in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated, without penalty: (i) by either party on ten days' written notice to the other party; (ii) at any time by the vote of a majority of the members of the Board of Trustees of the Funds who are not interested persons (as such term is defined in the 1940 Act) of the Funds and who have no direct or indirect financial interest in the operation of the Funds' Rule l2b-I plan(s) or any agreement relating thereto, including this Agreement; or (iii) by vote of a majority of the Shares of a Fund, with respect to such Fund, on ten days' written notice to Salomon Smith Barney; provided, that ill no event shall the survival of any obligation, as provided for herein, be deemed a penalty for purposes hereof

     If your payments to Salomon Smith Barney under Subparagraphs 6B and/or 6C hereunder in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to rule l2b-l under the 1940 Act, then in the event of the termination of such rule l2b-1 plan of distribution by a Fund's board of directors or trustees or shareholders, you and Salomon Smith Barney agree to negotiate in good faith with respect to whether and to what extent you will continue to make payments from your own resources to Salomon Smith Barney as required by Subparagraphs 6B and 6C hereunder.


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This Agreement constitutes the entire agreement between you and Salomon Smith
Barney and supersedes all prior oral or written agreements between you and Salomon Smith Barney and its predecessors relating to the sale of-Shares by Salomon Smith Barney as dealer.


Sincerely,

SALOMON SMITH BARNEY INC.


By:                    /s/ Kelley Considin
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Dated:                 August 28, 2000
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AGREED AND ACCEPTED:


Distributor Name:      The One Group Services Company
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Fund Complex:          One Group Mutual Funds
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By:                    /s/ Mark S. Redman
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Dated:                 August 25, 2000
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